                                                                    EXHIBIT 4.22

                           NORD RESOURCES CORPORATION

                                                                October 17, 2005

Auramet Trading, LLC
2 Executive Drive
Suite 645
Fort Lee, New Jersey 07024
222 Berkeley Street, 12th Floor
Attn: Justin Sullivan

     Re: Bridge Loan

Ladies and Gentlemen:

     Reference is made to that certain bridge loan (the "Loan") in the aggregate principal amount of $2,850,000 to Nord Resources Corporation (the "Borrower") represented by that certain secured promissory note, dated the date hereof made by the Borrower in favor of Auramet Trading, LLC (the "Lender") (as amended, supplemented, refinanced or otherwise modified from time to time, the "Note"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Note.

     It is a condition subsequent to the obligation of the Lender to make the loan described in the Note that certain items be delivered to the Lender, certain of which items have not been so delivered. In order to facilitate the closing of the Loan within the time constraints requested by the Borrower, the Lender has agreed that certain closing requirements may be waived in whole or in part, as conditions to the initial disbursement under said financing arrangement. In consideration thereof, the Borrower has agreed to satisfy each of the following items set forth below within the corresponding time period set forth below:

     1. In the event that the Borrower does not complete an Initial Public Offering of its common stock by April 17, 2006, the Borrower agrees to issue to the Lender a warrant certificate evidencing warrants to purchase up to 256,410 shares of the Borrower's common stock, at an exercise price equal to the average of the closing prices (as listed on the Bulletin Board) of Borrower's common stock on the twenty (20) trading days ending on April 17, 2006, substantially in the form attached hereto as Exhibit A.

     2. Within five (5) days of the date hereof, the Borrower shall deliver a certificate of insurance from each of the Borrower's insurance policies naming the Holder as a loss payee and an additional insured.

     3. Borrower has agreed to pay up to $50,000 in legal fees and expenses associated with the Loan. Borrower understands that, notwithstanding the fact that the Lender did not deduct such legal fees and expenses from the funding of the Loan,

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          Borrower is responsible for the prompt payment of such legal fees and expenses upon receipt of invoices.

     The Borrower acknowledges and agrees that its failure (a) to satisfy any of the requirements set forth above within the time constraints set forth above with respect to such requirements or (b) to comply with any of the other terms or provisions of this letter agreement, shall constitute a Default (as defined in the Note) giving rise to all rights and remedies permitted to the Lender under the Note.

     This agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York. No waiver, modification or amendment of any provision of this agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

     Except as expressly provided herein, this agreement shall not act as a waiver or excuse of performance of any obligations contained in the Note.

                            [Signature page follows]

                                        Very truly yours,

                                        NORD RESOURCES CORPORATION


                                        By: /s/ Erland A. Anderson
                                            ------------------------------------
                                        Name: Erland Anderson
                                        Title: President


AGREED AND ACCEPTED THIS
17th day of October, 2005

AURAMET TRADING, LLC


By: /s/ Justin Sullivan
    ---------------------------------
Name: Justine Sullivan
Title: COO

                                    EXHIBIT A

                           NORD RESOURCES CORPORATION

                               WARRANT CERTIFICATE

No. ________                                                     ______ Warrants

THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH WARRANTS MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO NORD RESOURCES CORPORATION SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED PURSUANT TO AN EXEMPTION THEREFROM. NO TRANSFER OF ANY SUCH WARRANT SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

                                WARRANTS FOR THE
                            PURCHASE OF COMMON STOCK

Issue Date: _________, 200_

THIS CERTIFIES THAT, FOR VALUE RECEIVED, Auramet Trading, LLC, a Delaware limited liability company (the "Holder"), is the owner of _________ warrants to purchase an equal number of validly-issued, fully-paid and non-assessable shares of Common Stock of NORD RESOURCES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation").

The warrants represented by this Warrant Certificate are fully vested as of the date hereof. Purchase may be made at any time, and from time to time, prior to 5:00 p.m. Pacific Time on the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with a written notice signed by the Holder stating the number of shares of Common Stock with respect to which such exercise is being made, at the principal corporate address of the Corporation, accompanied by payment of the Purchase Price, in lawful money of the United States of America in cash or by official bank or certified check made payable to NORD RESOURCES CORPORATION. The Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of the Warrants are subject to modification or adjustment as set forth herein.

SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

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     (a)  "Adjusted Purchase Price" shall have the meaning given to it in
          Section 5 of this Certificate.

     (b) "Change of Shares" shall have the meaning given to it in Section 5 of this Certificate.

     (c) "Corporate Office" shall mean the office of the Corporation at which, at any particular time, its principal business shall be administered, which office is currently located at 3048 Seven Dash Road, Dragoon, Arizona 85609.

     (d) "Exercise Date" shall mean, as to any Warrant, the date on which the Corporation shall have received both (a) this Warrant Certificate, together with a written notice of exercise in accordance herewith, duly executed by the Holder hereof, or his attorney duly authorized in writing, and indicating that the Holder is thereby exercising such Warrant(s), and (b) payment by wire transfer, or by official bank or certified check made payable to the Corporation, of an amount in lawful money of the United States of America equal to the applicable Purchase Price for such Warrant(s).

     (e) "Exercise Price" shall mean, as to any Warrant, the average closing price of the Common Stock (as listed on the bulletin board) for the 20 trading days prior to April 17, 2006.

     (f) "Expiration Date" shall mean 5:00 P.M. (Pacific Time) on the date that is twenty-four (24) months following the date of this Warrant Certificate.

          If the Expiration Date falls on a holiday or a day on which banks are authorized to be closed in the State of Arizona, then the Expiration Date shall mean 5:00 P.M. (Pacific Time) of the next consecutive day which does not fall on a holiday or a day on which banks are authorized to be closed in the State of Arizona.

     (g) "Holder" shall mean, as to any Warrant and as of any particular date, the person in whose name the Warrant Certificate representing such Warrant is registered as of that date on the Warrant Register maintained by the Corporation.

     (h) "Common Stock" shall mean the common stock of the Corporation, which has the right to participate in the distribution of earnings and assets of the Corporation without limit as to amount or percentage.

     (i) "Purchase Price" shall mean the purchase price to be paid upon exercise of each Warrant hereunder in accordance with the terms hereof, which price shall be the Exercise Price, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

     (j) "Securities Act" shall mean the Securities Act of 1933, and any amendments or modifications, or successor legislation, thereto adopted, and all regulations, rules or other laws enacted or adopted pursuant thereto.

     (k) "Warrants" shall mean the Warrants represented by this Warrant Certificate.

     (l) "Warrant Certificate" shall mean any certificate representing Warrants, and "this Certificate" shall mean they warrant Certificate issued to the Holder identification on the first page hereof.

     (m) "Warrant Registry" means the official record maintained by the Corporation in which are recorded, with respect to each Warrant Certificate issued by the Corporation: the date of issuance, the name and address of the original Holder, the name and address of each subsequent transferee of such original Holder, and the number identifying, such Warrant Certificate.

     (n) "Warrant Shares" shall have the meaning given to it in Section 2 of this Certificate.

SECTION 2. EXERCISE OF WARRANTS.

     (a) Each Warrant evidenced hereby may be exercised by the Holder at any time on the Exercise Date, upon the terms and subject to the conditions set forth herein. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive shares of restricted common stock of the Corporation deliverable upon such exercise shall be treated for all purposes as the Holder of a Warrant Share upon the exercise of the applicable Warrant as of the close of business on the Exercise Date. Promptly following, and in any event within ten (10) business days after, the date on which the Corporation first receives clearance of all funds received in payment of the Purchase Price pursuant to this Warrant Certificate, the Corporation shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates evidencing the issuance to such Holder of the applicable number of Warrant Shares (plus a Warrant Certificate for any remaining issued but unexercised Warrants of the Holder). Notwithstanding the foregoing sentence, in the event that any registration or qualification (or filing for exemption from any such requirements) is required prior to the issuance of such Warrant Shares by the Corporation in accordance with Section 3(b) below, then the obligation to deliver any such certificates shall arise only upon completion of such requirements and at such time as the Corporation may lawfully do so.

     (b) Upon the exercise of the Warrants represented hereby, if the Corporation so requests, the Holder shall certify to the Corporation that it is not exercising such Warrants with a view to distribute the Warrant Shares in violation of the Securities Act, and shall provide such other investor representations as the Corporation may require to confirm the ability of the Corporation to rely upon the exemption from registration under the Securities Act which applies to the distribution of Warrant Shares at the time of such distribution.

SECTION 3. RESERVATION OF SHARES; REGISTRATION; RIGHTS; TAXES; ETC.

     (a) The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the valid exercise of Warrants, such number of Warrant Shares as shall then be issuable upon the exercise of all Warrants then outstanding. The Corporation covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully-paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof (other than those which the Corporation shall promptly pay or discharge, or any liens created thereon by the Holder thereof and/or any predecessor of such Holder).

     (b) The Corporation shall not be obligated to deliver any Warrant Shares pursuant to the exercise of the Warrants represented hereby unless and until a registration statement under the Securities Act and/or under any applicable state securities laws and regulations, with respect to such securities is effective, or an exemption from such registration is available to the Corporation at the time of such exercise. The Corporation covenants that if any Warrant Shares reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal or state securities law before such securities may be validly issued or delivered upon such exercise, then the Corporation will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. However, in the event that this Warrant Certificate represents Warrants which have been transferred by an initial holder thereof, the Warrants represented hereby may not be exercised by, nor shares of Common Stock issued to, the Holder hereof in any state in which such exercise and issuance would be unlawful. If the Holder exercises its right to purchase Warrant Shares following the initial public offering of the Corporation's Common Stock, the Warrant Shares issuable to the Holder upon exercise of the Warrants will be registered under the Securities Act and freely tradeable by the Holder.

     (c) The Corporation shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Holder hereof, then no such delivery shall be made unless the person requesting the same has paid to the Corporation the amount of transfer taxes or charges incident thereto, if any.

SECTION 4. LOSS OR MUTILATION. Upon receipt by the Corporation of evidence satisfactory to it of the ownership of, and loss, theft, destruction or mutilation of, this Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to the Corporation, and (in the case of mutilation) upon surrender and cancellation thereof, the Corporation shall execute and deliver to the Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants as was indicated to be outstanding on the prior lost or mutilated Warrant Certificate (provided, however, that to the extent that any discrepancy may exist between the number of Warrants purported to be outstanding in respect of any Holder as evidenced by a Warrant Certificate that has been lost or mutilated and the number attributable to such Holder in the Warrant Registry, then the Warrant Registry shall control for all purposes, absent a showing of manifest error. Each Holder requesting a substitute Warrant Certificate due to loss, theft or destruction shall, prior to receiving such substitute certificate, provide an affidavit to the Corporation in the form prescribed thereby and signed by (and notarized on behalf of) such Holder. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Corporation may prescribe.

SECTION 5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF WARRANT SHARES OR
     WARRANTS.

     (a) Subject to the provisions of this Warrant Certificate and applicable law, in the event the Corporation shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price in effect immediately prior to such Change of Shares shall be reduced, but in no event increased, to a price (the "Adjusted Purchase Price") determined by multiplying the Purchase Price in effect immediately prior to such Change of Shares by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received by the Corporation would purchase at such Purchase Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment to the Purchase Price shall be made successively whenever an issuance is made after a Change of Shares has occurred.

          Upon each adjustment of the Purchase Price pursuant to this Section 5(a), the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall become (subject to the provisions contained in Section 5(b) hereof) such number of shares (calculated to the nearest tenth) purchasable at the Purchase Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Adjusted Purchase Price (rounded to the nearest whole number of shares). No fractional shares shall be issued or called for as a result of any adjustment made hereunder.

     (b) The Corporation may elect, at its sole discretion, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of adjustment of the number of Warrant Shares purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one Warrant Share. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Adjusted Purchase Price. Upon each adjustment of the number of Warrants pursuant to this
          Section 5(b), the Corporation shall, as promptly as practicable, cause to be distributed to each Holder of Warrant Certificates, on the date of such adjustment, Warrant Certificates evidencing the adjusted number of Warrants to which such Holder shall be entitled as a result of such adjustment or, at the sole option of the Corporation, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment, and upon surrender thereof, (if required by the Corporation) new Warrant Certificates evidencing the aggregate number of Warrants to which such Holder shall be entitled after such adjustment.

     (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of all, or substantially all, of the property of the Corporation (other than a sale/leaseback, mortgage or other financing transaction), the Corporation shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of Warrant Shares that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 upon a Change of Shares. The Corporation shall not effect any such consolidation, merger or sale without the written consent of Holders of a majority of the Warrants then outstanding, unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Corporation, the obligation to deliver to the holder of each Warrant such substitute warrants, shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holders may be entitled to purchase, and the other obligations of the Corporation set out in this Certificate. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     (d) Irrespective of any adjustments or changes in the Purchase Price or the number of Warrant Shares purchasable upon exercise of the Warrants, all Warrant Certificates issued (whether prior to or subsequent to any event causing an adjustment thereof) shall continue to express the Purchase Price per share, and the number of shares purchasable thereunder as originally expressed in the Warrant Certificate initially issued to any Holder.

     (e) After each adjustment of the Purchase Price pursuant to this Section 5, the Corporation will promptly prepare a certificate signed by the Chairman or Chief Executive Officer, and attested by the Secretary or an Assistant Secretary, of the Corporation setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment or, if the Corporation shall have elected to adjust the number of Warrants, the number of Warrants to which the Holder of each Warrant shall then be entitled, and (iii) a brief statement of the facts accounting for such adjustment. The Corporation will promptly cause a brief summary thereof to be sent by ordinary first class mail to each Holder of Warrants at his or her last address as it shall appear on the registry books of the Corporation. No failure to mail such notice nor any defect therein nor in the mailing thereof shall affect the validity thereof. The affidavit of the Secretary or an Assistant Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (f) As used in this Section 5, references to "Common Stock" shall mean and include all of the Corporation's Common Stock authorized on the date hereof and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Corporation; provided, however, that "Warrant Shares" shall include only shares of such class designated in the Corporation's Certificate of Incorporation as Common Stock on the date hereof or (i) in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 5(c) hereof, the stock, securities or property provided for in such section, or (ii) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

     (g) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to this Section 5, or as to the amount of any such adjustment, if required, shall be binding upon all holders of Warrants and the Corporation if made in good faith by the Board of Directors of the Corporation. For purposes of this Section 5(g), the Corporation's Board of Directors shall be deemed to have acted in good faith if it makes any such decision in reliance upon advice of its legal counsel and/or another independent professional hired to advise the Board on such matters.

SECTION 6. RESTRICTIVE LEGEND.

     (a) Except as otherwise provided in this Section 6, each certificate evidencing the issuance of Warrant Shares (whether issued in the name of the original Holder of this Certificate or of any subsequent transferee thereof), shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO NORD RESOURCES CORPORATION, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. NO TRANSFER OF ANY SUCH SHARE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED."

     (b) Except as otherwise provided in this Section 6, each Warrant Certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH WARRANTS MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO NORD RESOURCES CORPORATION, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. NO TRANSFER OF ANY SUCH WARRANT SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED."

     (c) The legend requirements of Sections 6(a) and 6(b) above shall terminate as to any particular Warrant or Warrant Share: (i) when and so long as such security shall have been effectively registered under the Securities Act and is disposed of pursuant thereto; or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be sold to the public without registration thereof under the Securities Act. Whenever the legend requirements imposed by this Section 6 shall terminate as to any Warrant Share, as hereinabove provided, the Holder hereof shall be entitled to receive from the Corporation, at the Corporation's expense, a new certificate representing such Warrant Shares and not bearing the restrictive legend set forth in Section 6(a).

SECTION 7. RIGHTS OF ACTION. All rights of action with respect to the Warrants are vested in the Holders of the Warrants, and any Holder of a Warrant, without consent of the holder of any other Warrant, may, in such Holder's own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of Warrant Shares in the manner provided in this Warrant Certificate.

SECTION 8. AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his or her acceptance thereof, consents and agrees with the Corporation and every other holder of a Warrant that:

     (a) The Warrant Registry shall be maintained by the Corporation's Secretary, and shall be the official register of all Warrants issued to any person in the Offering. The Warrant Registry shall be dispositive as to the issuance, ownership, transfer and other aspects of each Warrant issued by the Corporation which are recorded therein and, absent manifest error, such records shall control for all purposes.

     (b) The Warrants are transferable only on the Warrant Registry by the Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the Corporate Office of the Corporation, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Corporation in its sole discretion, together with payment of the amount of any applicable transfer taxes; and

     (c) The Corporation may deem and treat the person in whose name the Warrant Certificate is registered on the Warrant Registry as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in this Certificate.

SECTION 9. MODIFICATION OF WARRANTS. Other than with respect to any adjustment made by the Corporation in accordance with the provisions of Section 5 hereof, this Certificate may only be modified, supplemented or altered by the Corporation, and only with the consent in writing of the Holders of Warrants representing greater than fifty percent (50%) of the total Warrants then outstanding; provided, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the acceleration of the Exercise Date, shall be made without the consent in writing of the Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Certificate as originally executed or are made in compliance with applicable law.

SECTION 10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Holder of a Warrant Certificate, at the address of such Holder as shown on the Warrant Registry maintained by the Corporation; and if to the Corporation, at 3048 Seven Dash Road, Dragoon, AZ 85609, or such other place as may be designated by the Corporation from time to time in accordance with this Section 10.

SECTION 11. GOVERNING LAW. This Certificate shall be governed by and construed in accordance with the corporations laws of the State of New York, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Certificate, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of New York. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

SECTION 12. ENTIRE UNDERSTANDING. This Certificate contains the entire understanding among the Corporation and the Holder relating to the subject matter covered herein, and merges all prior discussions, negotiations and agreements, if any between them. Neither of the parties to this agreement shall be bound by any representations, warranties, covenants, or other understandings relating to such subject matter, other than as expressly provided for or referred to herein.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized, as of the date set forth below.

NORD RESOURCES CORPORATION              ATTEST:


By:                                     By:
    ---------------------------------       ------------------------------------
    Erland A. Anderson                      Ronald A. Hirsch
    President                               Chief Executive Officer

Date: __________, 200_